Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of IDACORP, Inc. on Form S-4 of our reports dated February 1, 2001, on IDACORP, Inc. and Idaho Power Company, appearing in the Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                       /s/ Deloitte & Touche LLP
                                                           Deloitte & Touche LLP


Boise, Idaho
May 18, 2001